EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is made January 27, 1998 to be effective as of January 16, 1998, by and between Sport Supply Group, Inc., a Delaware corporation ("Employer"), and Adam Blumenfeld ("Employee").

                               RECITALS:

     WHEREAS, Employer desires to retain the services of Employee, and Employee desires to continue providing services to Employer in accordance with the terms, conditions, and provisions of this Agreement;

     NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained, the parties to this Agreement agree as follows:

     1. Term. Subject to the terms and conditions set forth in this Agreement, Employer hereby employs Employee, and Employee hereby accepts such employment from Employer, for a three year period commencing on January 16, 1998 (the "Effective Date") and expiring on January 16, 2001, except as otherwise provided herein.

     2. Duties. Employee will be employed as the Vice President-Marketing and Sales Related Operations, and in such capacity will perform the normal duties associated with such position and/or such other reasonable duties as may be assigned from time to time by the Chairman of the Board or the Board of Directors of Employer. During the term of this Agreement, Employee shall devote his full time, attention, and energies to the business of Employer in order to discharge his duties faithfully, diligently, to the best of his abilities, and in a manner consistent with any and all policies and guidelines as may be established by Employer from time to time.

     3.   Compensation.

          (a) Subject to the terms and conditions of this Agreement and as compensation for the performance of his services hereunder, Employer will pay Employee a fixed salary at a minimum annual rate of $125,000 (such rate is referred to herein as "Salary"). If Employer's consolidated Pretax Earnings from continuing operations (as set forth on the Employer's audited Consolidated Statement of Operations) for any Fiscal Year (excluding any revenues and expenses attributable to operations acquired by Employer during such Fiscal Year, such as the ATEC acquisition as it relates to Fiscal 1998) equal or exceed such consolidated Pretax Earnings from continuing operations as projected in the Employer's Business Plan that is approved by the Board of Directors, Employee's Salary will be increased by at least seven percent (7%) for the following Fiscal Year. For purposes of this Agreement, "Pretax Earnings" is defined as Net Revenues less Cost of Sales less Selling, General and Administrative Expenses (which include freight) less Nonrecurring Charges less Interest Expense plus/minus Other Income and Other Expense. Employee's Salary will accrue and be payable to Employee in accordance with the payroll practices of Employer in effect from time to time during the term of this Agreement.

          (b) Employer will pay Employee a $500 per month allowance for car and car related expenses payable on the 15th day of each month in accordance with the payroll practices of Employer in effect from time to time during the term of this Agreement.

          (c) If Pretax Earnings for the Employer's Youth Division equal or exceed $2,777,145 for the Fiscal Year ending October 2, 1998, then Employer will pay Employee a $27,000 bonus. Employer will pay Employee an additional $10,000 bonus if the Employer's audited consolidated Pretax Earnings from continuing operations (exclusive of all earnings attributable to (1) sales from ATEC related products or (2) acquisitions of companies or other entities during said Fiscal Year) equal or exceed $8,907,145 for the Fiscal Year ending October 2, 1998.

          (d) If Employer's audited consolidated Pretax Earnings from continuing operations for the Fiscal Years ending October 1, 1999 and/or September 29, 2000 (excluding any revenues and expenses attributable to operations acquired by Employer during such Fiscal Years) equal or exceed such consolidated Pretax Earnings from continuing operations as projected in the Employer's Business Plan that is approved by the Board of Directors for each such Fiscal Year, then Employer will pay Employee a performance bonus equal to thirty percent (30%) times the Employee's base Salary in effect on the last day of each such Fiscal Year. No bonus shall be due and payable for a Fiscal year if the Pretax Earnings from continuing operations (as set forth on the Employer's audited Consolidated Statement of Operations for such Fiscal Year) for such Fiscal Year is less than the projected consolidated Pretax Earnings from continuing operations for such Fiscal Year as set forth in the Employer's Business Plan.

     Employer shall pay Employee any performance bonus earned with respect to a Fiscal Year within 90 days of the end of such Fiscal Year, provided the audit is completed by such date. Notwithstanding the foregoing, the performance bonus (if any) shall be paid within 135 days of the end of the Fiscal Year.

          (e) At its sole discretion, the Board of Directors of Employer may give additional bonuses to Employee, but is not required to do so under any circumstances. Employee is not entitled to participate in any bonus plan (other than receiving his performance bonus, if any, as described above) offered by Employer to its employees unless expressly provided for in writing.

          (f) Employer agrees to execute and deliver to Employee that certain Stock Option Agreement, a copy of which is attached hereto as Exhibit A and that certain Amendment No. 1 to Stock Option Agreement, a copy of which is attached hereto as Exhibit B.

          (g) All payments to Employee pursuant to this Agreement will be subject to deduction and withholding authorized or required by applicable law.

     4.   Confidentiality

     (a) In exchange for and in consideration for the promises made by Employee herein, including promises made by Employee regarding noncompetition and nonsolicitation in Section 5 herein, Employer promises and agrees to provide Employee with confidential, nonpublic information (in addition to any such information previously obtained by Employee in the course of his employment) consistent with the duties of an individual in Employee's position, including but not limited to Employer's customer, supplier, and distributor lists, trade secrets, plans, manufacturing techniques, sales, marketing and expansion strategies, and technology and processes of Employer and/or its affiliates, as they may exist from time to time, and information concerning the products, services, production, development, technology and all technical information, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning customers of, and suppliers to, Employer and/or its affiliates (referred to hereinafter as ``Confidential Information"). Employee acknowledges that such Confidential Information constitutes valuable, special and unique assets of the Employer and that his access to and knowledge of the Confidential Information is essential to the performance of his duties under this Agreement. In consideration for Employer's promises herein, Employee agrees that all Confidential Information previously provided or known to Employee in the course of his employment with Employer and all such Confidential Information made available and provided to Employee pursuant to the terms of this Agreement will be considered Confidential Information owned by Employer and Employee agrees that Employee will not (i) disclose any Confidential Information to any person or entity other than in connection with his employment for Employer in accordance with Employer's policy, or
(ii) make use of any Confidential Information for his own purposes or for the benefit of any other person or entity, other than Employer. Employee further represents and warrants that, on or prior to the date of this Agreement, he has not (i) disclosed any Confidential Information to any person or entity other than in connection with his employment for Employer in accordance with Employer's policy or (ii) made use of any Confidential Information for his own purposes or for the benefit of any other person or entity, other than Employer.

     (b) Employee acknowledges and agrees that all manuals, drawings, blueprints, letters, notes, notebooks, reports, financial records (including, without limitation, budgets, business plans and financial statements), computers, computer equipment, computer disks, hard drives, electronic storage devices, books, procedures, forms, documents, records or paper, or copies thereof, pertaining to the operations or business of Employer made or received by Employee or made known to him in any way in connection with his employment and any other Confidential Information are and will be the exclusive property of Employer. Employee agrees not to copy or remove any of the above from the premises and custody of Employer, or disclose the contents thereof to any other person or entity except in the ordinary course of business consistent with Employer's policies. Employee acknowledges that all such papers and records will at all times be subject to the control of Employer, and Employee agrees to surrender the same upon request of Employer, and will surrender such no later than any termination of his employment with Employer, whether voluntary of involuntary.

     5. Non-Compete Covenant. Employee acknowledges that the Confidential Information specified above is extremely valuable to the Employer and that, therefore, its protection and maintenance constitute a legitimate interest to be protected by the Employer by the enforcement of this covenant not to compete. Therefore, in consideration for the promises made by Employer herein, including but not limited to the provision of Confidential Information set forth in Section 4 herein, Employee covenants and agrees that Employee will not, directly or indirectly, either as an individual or as an employer, employee, consultant, partner, officer, director, shareholder, substantial investor, trustee, agent, advisor, or consultant or in any other capacity whatsoever, of any person or entity (other than the Employer):

          (a) from the effective date through January 16, 2001, conduct or assist others in conducting any business in any market area in the United States related to the promotion, marketing, distribution, manufacturing, sourcing, importing and/or sale of sports related equipment and/or supplies of the type sold by Employer at the time of termination, or any other business that generates more than 10% of Employer's revenues at the time of termination (the "Employer's Business");

          (b) from the effective date through January 16, 2002, recruit, hire, assist others in recruiting or hiring, discuss employment with or refer to others for employment (collectively referred to as "Recruiting Activity") any person who is, or within the 24 month period immediately preceding the date of any such Recruiting Activity was, at any time, an employee of the Employer or its affiliates; or

          (c) from the effective date through January 16, 2002, (i) communicate to any competing entity or enterprise any competitive non-public information concerning any past, present or identified prospective client or customer of, or supplier to, Employer; or (ii) call on, solicit or take away or attempt to call on, solicit or take away any of the customers, suppliers, clients, licensors, licensees, manufacturers, distributors, dealers or independent salespersons of the Employer or any of its affiliates that are engaged in the Employer's Business or that conduct business with Employer in the United States; or induce, attempt to induce or assist any other person or entity in inducing or attempting to induce, directly or indirectly, any such customer, supplier, client, licensor, licensee, manufacturer, dealer, distributor or independent salesperson to discontinue their relationship with the Employer or its affiliates.

     The alleged breach of any other provision of this Agreement asserted by Employee or the existence of any claim or cause of action of Employee against Employer, or any officer, director, or shareholder of Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the covenants of Employee contained in this Section 5; provided, however, an actual breach of any material provision of this Agreement by Employer will be a defense to claims arising from Employer's enforcement of this covenant if a court of competent jurisdiction shall have determined that Employer committed such breach.

     If Employee violates any covenant contained in this Section 5 and Employer brings legal action for injunctive or other relief, Employer shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of any such covenant. During any period of time in which Employee is in breach of this covenant not to compete, the parties agree that the time period of this covenant shall be extended for an amount of time that Employee is in breach hereof.

     Employee understands and agrees that the scope of this covenant contained in this Section 5 is reasonable as to time, area, and persons and is necessary to protect the proprietary and legitimate business interests of the Employer, and but for such covenant the Employer would not have agreed to enter into the transactions contemplated by this Agreement. Employee agrees that this covenant is reasonable in light of the compensation and other benefits Employee has accepted pursuant to this Agreement. It is further agreed that such covenant will be regarded as divisible and will be operative as to time, area, and persons to the extent that it may be so operative. If any part of this
Section is declared invalid, unenforceable, or void as to time, area, or persons, the validity and enforceability of the remainder will not be affected. Should a court of competent jurisdiction determine this covenant unenforceable as written, the parties agree that the court shall modify this covenant to the extent necessary to make it enforceable.

     6.   Proprietary  Information.        Employee  hereby  assigns  to
Employer all  of Employee's  right, title  and  interest to,  and  shall
promptly  disclose  to  Employer,   all  ideas,  inventions,   products,
services, discoveries or improvements (whether or not patentable) conceived or developed solely or jointly by Employee during the term of this Agreement (a) that relate to the Employer's Business or the actual



or anticipated research or development of Employer, (b) that result from any work performed by Employee for Employer, or (c) for which equipment, supplies, facilities or Confidential Information of Employer was used. Employee agrees to execute any further documents and/or patents that Employer requests and will otherwise assist Employer (at Employer's expense) in protecting Employer's rights to such ideas, inventions, products, services, discoveries or improvements. Employee hereby appoints Employer as his attorney-in-fact, with full power of substitution, to execute and deliver such documents or patents on behalf of Employee. This appointment is coupled with an interest in and to the ideas, inventions, products, services, discoveries and improvements conceived or developed by Employee and shall survive Employee's death or disability. Employee hereby waives and quitclaims to Employer any and all claims of any nature whatsoever that Employee may now or may hereafter have for infringement of any patents or copyrights resulting from or relating to any applications for any United States or foreign letters, patent or copyright registrations assigned hereunder to
Employer. Employee represents to Employer that Employee has not conceived or reduced to practice any ideas, inventions, products, services, discoveries or improvements at the time of signing this Agreement.

     7.   Termination

(a) Employer's obligations under this Agreement shall be terminated if Employee is discharged by Employer for cause. For the purposes of this Agreement, a discharge for cause shall mean a discharge resulting from a determination by Employer that Employee: (i) has been convicted of a crime involving moral turpitude, including fraud, theft or embezzlement; (ii) has failed and/or refused to follow the policies, practices, directives, or orders established by Employer's Board of Directors; (iii) has committed acts of gross negligence or misconduct to the detriment of Employer; (iv) has been insubor dinate and/or has persistently failed to perform his duties hereunder; or (v) has breached any of the material terms or provisions of this Agreement (including, but not limited to, a breach of Section 4, 5 or 6 hereof).

          (b)  If Employee  is  absent  from employment,  or  unable  to render services herein, by reason of physical or mental illness or disability (as determined by a mutually agreeable physician) for more than three (3) months in the aggregate in any twelve (12) month period, and the Employee is unable to perform his essential job functions with or without reasonable accommodation, then Employee shall be considered permanently disabled, and this Agreement may be immediately terminated by Employer without any further obligation to Employee. In the event Employee is terminated pursuant to this Section 7(b), the provisions of
Section 5 hereof will not apply to Employee unless Employer continues to pay Employee his salary (calculated as of the date of termination) less any amounts paid to Employee pursuant to disability insurance, through January 16, 2001.

          (c) If Employee dies, this Agreement shall immediately and automatically terminate, without further obligation to Employee or Employee's estate.

          (d)  In  the  event  Employee  resigns  from  the  employ   of
Employer, all of Employer's obligations under this Agreement shall be terminated.

          (e) If Employee is terminated without cause, or in the event of a Constructive Discharge (as defined below) of Employee prior to January 16, 2001 (and so long as Employee continues to abide by Sections 4, 5 and 6 hereof after such termination), then Employer will continue to pay Employee his Salary (calculated as of the date of termination/discharge) through January 16, 2001 as if the Employee was not terminated or discharged and after the end of the Fiscal Year during which such termination occurs, the amount of the performance bonus payable to Employee for such Fiscal Year, if any, pursuant to Section
3(c) or 3(d) of this Agreement (such amount to be reduced proportionately for any period of less than 12 months in which the Employee was employed). Except as set forth in the immediately preceding sentences, Employer will have no other obligations to Employee if Employee is terminated without cause.

          (f) For the purposes of this Agreement, "Constructive Discharge" means a change in office, title or position from that reasonably associated with being Vice President-Marketing and Sales Related Operations, other than a promotion; a change in reporting of Employee to any person other than the Chairman, Chief Executive Officer, President, Executive Vice President, or the Board of Directors of Employer; a required relocation to a location in excess of thirty (30) miles of Employer's current principal location; a reduced Salary; a material diminution in responsibilities, or any other material breach of this Agreement by Employer, so long as Employee gives Employer ten (10) days written notice and an opportunity to cure such diminution in responsibilities or other material breach.

          (g) The provisions of Sections 4, 5 6, 7 and 8 shall survive any termination or expiration of this Agreement without the payment of any additional consideration by the Employer; provided, however, the provisions of Section 5 shall not survive if the Employee is terminated without cause (as described in Section 7(a) hereof) or Constructively Discharged (as described in Section 7(f) hereof) and Employer does not honor its obligations in Section 7(e) hereof. So long as the Employer continues to pay the Employee the compensation set forth in Section 7, the restrictive covenants set forth in Section 5 will apply to the Employee through the scheduled duration, even if employee is terminated without cause or Constructively Discharged.

     8. Injunctive Relief. Each party acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each party will be entitled to specific performance and injunctive and other equitable relief in case of any breach or attempted breach and agrees not to use as a defense that any party has an adequate remedy at law. This Agreement shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection herewith. Such remedy shall not be exclusive and shall be in addition to any other remedies now or hereafter existing at law or in equity, by statute or otherwise. No delay or omission in exercising any right or remedy set forth in this Agreement shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

     9.   Binding Nature.      The  rights and  obligations of  Employer
under this Agreement will inure to the benefit of and will be binding upon the successors and assigns of Employer.

     10. Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then both parties will be relieved of all obligations arising under such provision, but only to the extent it is illegal, unenforceable or void. The intent and agreement of the parties to this Agreement is that this Agreement will be deemed amended by modifying any such illegal, unenforceable or void provision to the extent necessary to make it legal and enforceable while preserving its intent, or if such is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives. Notwithstanding the foregoing, if the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

     11. Waiver. No delay or omission by either party to this Agreement to exercise any right or power under this Agreement will impair such right or power or be construed as a waiver thereof. A waiver by either of the parties to this Agreement of any of the covenants to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant contained in this Agreement. All remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

     12. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without giving effect to any principle of conflict-of-laws that would require the application of the law of any other jurisdiction.

     13. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to Employee:                    If to Employer:
     Sport Supply Group, Inc.           Sport Supply Group, Inc.
     Attention: Adam Blumenfeld         Attention: Chief  Executive Officer
     1901 Diplomat Drive                1901 Diplomat Drive
     Farmers Branch, Texas 75234        Farmers Branch, Texas 75234

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     14. Submission to Jurisdiction. All parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of the state and federal courts of the State of Texas and agree and consent that service of process may be made upon it in any proceeding arising out of this Agreement by service of process as provided by Texas law. All parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the District Court of Dallas County, State of Texas, or in the United States District Court for the Northern District of Texas, and hereby further irrevocably waive any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     15.  Counterparts.   This  Agreement  may be  executed  in  several
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     16. Assignment. The rights and obligations of Employer may, without the consent of Employee, be assigned by Employer to any parent, subsidiary, Affiliate, or successor of Employer. Employee may not assign any of his rights or obligations under this Agreement.

     17. Entire Agreement. This Agreement (along with the Exhibits) constitutes the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and there are no understandings or agreements relative to this Agreement which are not fully expressed in this Agreement and the Exhibits. All prior or contemporaneous agreements between the parties with respect to the subject matter of this Agreement (including, without limitation, that certain Employment Agreement dated as of January 1, 1997 by and between Employer and Employee) being expressly superseded by this Agreement and the Exhibits. No change, waiver, or discharge of this Agreement will be valid unless in writing and signed by the party against which such change, waiver, or discharge is to be enforced.

     18. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to receive from the other its reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

     IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement on the date first above written.

                              EMPLOYER:

                              SPORT SUPPLY GROUP, INC.

                              By:  /s/ Geoffrey P. Jurick
                               Geoffrey P. Jurick
                               Chairman of the Board
                               and Chief ExecutiveOfficer


                              EMPLOYEE:

                               /s/ Adam Blumenfeld
                              Adam Blumenfeld